UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 28, 2005

PANAMSAT HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32456

20-1728720

(Commission File Number)

(IRS Employer Identification No.)

20 Westport Road, Wilton, Connecticut	06897

(Address of Principal Executive Offices)

(Zip Code)

(203) 210-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Merger Agreement

PanAmSat Holding Corporation (the “Company”) has entered into a Merger Agreement (the “Merger Agreement”), dated as of August 28, 2005, with Intelsat (Bermuda), Ltd. (“Parent”) and Proton Acquisition Corporation (“Merger Sub”).  Parent and Merger Sub are wholly-owned subsidiaries of Intelsat, Ltd.

The Merger Agreement contemplates a merger (the “Merger”) whereby Merger Sub will be merged with and into the Company, and each outstanding share of common stock of the Company will be converted into the right to receive $25.00 in cash, without interest, plus a pro rata portion of any of the Company’s regular quarterly dividend which has not been declared (or has been declared with a record date after the closing) with respect to the fiscal quarter in which the Merger occurs (but not for the period after the closing of the Merger).  Each stock option of the Company will be accelerated and cashed-out for an amount equal to the excess of $25.00 over its exercise price.  Restricted shares will be accelerated and converted into the right to receive the merger consideration.

The Company has made certain representations and warranties in the Merger Agreement to Parent and Merger Sub, and the Company has agreed to certain covenants, including, among others, subject to certain limited exceptions to permit the Company’ Board of Directors to comply with its fiduciary duties, an obligation not to solicit, negotiate, provide information in furtherance of, approve, recommend or enter into a Competing Transaction (as defined in the Merger Agreement).  In addition, the Merger Agreement also provides that the Company may not declare or pay any dividends other than, subject to limitations, its regular quarterly cash dividend without Parent’s prior consent, subject to limitations.  Parent and Merger Sub have agreed that Parent and its controlled affiliates will not enter into any agreements or arrangements for the acquisition of certain fixed satellite services business in North America or South America.

Parent and the Company have each agreed to use reasonable best efforts to obtain the requisite antitrust, FCC and other regulatory approvals, and Parent has obtained debt financing commitments to provide sufficient funds to allow Parent, Merger Sub and the Company to consummate the Merger.

Consummation of the Merger is subject to various closing conditions, including but not limited to the satisfaction or waiver of conditions regarding the receipt of requisite regulatory approvals, the receipt of financing by Parent, and the adoption of the Merger Agreement by the Company’s stockholders.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee.  The termination fee payable by the Company is $64 million if, by the 59th day after the execution of the Merger Agreement, either (x) the Merger Agreement is terminated under circumstances in which such termination fee is payable or (y) the requisite vote of the Company’s stockholders is obtained.  The termination fee is $96 million in all other cases.  The Company must also reimburse up to $5 million of Parent’s and Merger Sub’s expenses if the Merger Agreement is terminated under circumstances in which such termination fee is payable.

The Merger Agreement also provides that Parent is required to pay the Company a termination fee of $250 million upon the termination of the Merger Agreement in certain circumstances due to the failure of Parent to receive the financing contemplated by its debt financing commitments or to obtain the requisite regulatory approvals to consummate the Merger, in each case if the failure of the relevant conditions to be satisfied was not caused by or materially contributed to by the Company as more specifically provided in the Merger Agreement.

The Merger Agreement contains representations and warranties of the Company, Merger Sub and Parent that they have made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Merger Sub and Parent and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or they were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts.  For the foregoing reasons, no person should rely on these representations and warranties as statements of factual information in the Merger Agreement.

The Merger is expected to result in a “Change of Control,” as defined in the indenture governing the Company's outstanding bonds and certain of the indentures governing PanAmSat Corporation's outstanding bonds.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreement

In connection with the execution of the Merger Agreement, certain stockholders of the Company affiliated with Kohlberg Kravis Roberts & Co., The Carlyle Group and Providence Equity Partners Inc. (collectively, the “Sponsor Stockholders”) entered into a Voting Agreement, dated as of August 28, 2005 (the “Voting Agreement”), with the Company, Parent and Merger Sub, pursuant to which, among other things, the Sponsor Stockholders agreed to vote in favor of the adoption of the Merger Agreement.  Certain directors of the Company are affiliates of the Sponsor Stockholders.  None of these directors are parties to the Voting Agreement.

The Sponsor Stockholders own approximately 58% of the outstanding shares of common stock of the Company.  The Voting Agreement will terminate upon the earlier to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  For similar reasons discussed above with respect to the representations and warranties contained in the Merger Agreement, no person should rely on the representations and warranties of the Voting Agreement as statements of factual information.

Severance Pay Plan

On August 24 and 27, 2005, the Board of Directors approved the adoption of the 2005 PanAmSat Corporation Severance Pay Plan (the “2005 Severance Plan”) for all full-time Company employees upon terms and conditions similar to the PanAmSat Corporation Severance Pay Plan, as restated as of April 30, 2003.

The 2005 Severance Plan provides for severance pay if an employee is terminated under certain circumstances, payable, at the Company’s discretion, in a single lump sum or installment payments, ranging from a minimum of “4 Weeks of Compensation” (as defined in the plan) to a maximum of “52 Weeks of Compensation” (as defined in the plan) and continued participation in the Company’s health, dental and life insurance plans (collectively referred to as the “Regular Severance Benefit”) for four to 52 weeks unless the employee becomes covered under plans providing such benefits maintained by another employer.

The 2005 Severance Plan also provides for a special severance benefit (the “Special Severance Benefit”) if the employee is terminated under certain circumstances within 18 months of a change in control transaction, like the Merger.  The Special Severance Benefit provides severance pay ranging from a minimum of 26 weeks of base salary to a maximum of 52 weeks of base salary and continued participation in the Company’s health, dental and life insurance plans for no more than three months following termination of employment.  If an employee receives the Special Severance Benefit, he/she is not entitled to receive the Regular Severance Benefit.  The Special Severance Benefit automatically terminates two years after the effective date of the plan in the event a change of control is not consummated by such time or 18 months after a change of control is consummated, unless the Company determines otherwise.

Other Information About the Merger

Stockholders are urged to read the definitive proxy statement regarding the Merger when it becomes available, because it will contain important information.  Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings with the Securities and Exchange Commission (“SEC”) containing information about the Company, without charge at the SEC’s website (http://www.sec.gov), or by directing a request to Investor Relations, PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897.

The Company, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger.  Some information regarding some of these participants is set forth in the Company’s registration statement on Form S-1 (File No. 33-121463) filed with the SEC, as such registration statement became effective on March 16, 2005.  Other information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 8.01 Other Events.

On August 29, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.2 (and deemed filed only to the extent required by Rule 14a-12).

Item 9.01                                       Financial Statements and Exhibits.

(c)          Exhibits

2.1	Merger Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat Holding Corporation

99.1

Voting Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation, PanAmSat Holding Corporation and the stockholders of PanAmSat Holding Corporation named therein

99.2	Press Release, dated as of August 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION

	By:	/s/ James W. Cuminale
		Name:	James W. Cuminale
		Title:	Executive Vice President,
Corporate Development,
General Counsel and Secretary

Date: August 29, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat Holding Corporation

99.1

Voting Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation, PanAmSat Holding Corporation and the stockholders of PanAmSat Holding Corporation named therein

99.2	Press Release, dated August 29, 2005